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                                                                    EXHIBIT 5.1

                                          May 15, 1998

Lycos, Inc.
400-2 Totten Pond Road
Waltham, MA 02154

Gentlemen:

  We have acted as counsel to Lycos, Inc., a Delaware corporation (the "Company"), in connection with proceedings being taken to register under the Securities Act of 1933, as amended, up to 3,450,000 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement") which includes 450,000 shares which may be sold upon exercise of the underwriters over-allotment option described in the Registration Statement. Of the Common Stock being registered, 2,450,000 are being offered by the Company (including the 450,000 shares subject to the over-allotment option) and 1,000,000 shares are being offered by CMG@Ventures I, L.L.C. (the "Selling Stockholder").

  As such counsel, we have examined (i) certain corporate records of the Company, including its Restated Certification of Incorporation, its Bylaws, stock records and Minutes of Meetings of its Board of Directors; (ii) a certificate of the Secretary of the State of Delaware as to the legal existence of the Company; and (iii) such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

  Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

    1. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

    2. The Company is authorized to issue 40,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share.

    3. When issued and sold under the circumstances contemplated in the Registration Statement, the 2,450,000 shares of Common Stock offered by the Company will be duly authorized, validly issued, fully paid and nonassessable.

    4. When sold under circumstances contemplated in the Registration Statement, the 1,000,000 shares of Common Stock offered by the Selling Stockholder will be duly authorized, validly issued, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          HUTCHINS, WHEELER & DITTMAR A
                                           Professional Corporation